UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 31, 2005

NBOG Bancorporation, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

(770) 297-8060
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director and Principal Officer; Appointment of Principal Officer.

On September 1, 2005, the Company received a letter of resignation from Director, President & CEO, Albert (“Al”) F. Satterwhite. Mr. Satterwhite indicated that he was resigning from the Company to accept a position with another institution, headquartered in Atlanta, Georgia. The Board would like to thank Mr. Satterwhite for his service to the Company.

On September 2, 2005, the Board of Directors appointed Michael (“Mike”) C. Lynch as Acting President of the Company’s wholly-owned subsidiary, The National Bank of Gainesville. Since August 2004, Mr. Lynch has served as the Bank’s Senior Lender. For six years prior to joining the Company (1999-2004), Mr. Lynch served in various positions with Branch Bank and Trust, in North Carolina and Georgia, including Vice President, Regional Credit Officer, Small Business Loan Administrator and Commercial Lender. From 1995 through 1999, Mr. Lynch was employed with Wachovia Bank, N.A., in Georgia, where he served as a Branch Manager and Commercial Lender.

Ann Palmour, Chairman of the Company stated, “We are pleased to announce that Mike Lynch has accepted the Board’s offer to serve as the Bank’s acting President. Based on the work that Mike has performed for us over the last year as our Senior Lender, we are confident that the Bank’s turnaround will continue and its growth will gain momentum.”

“I would like to express my thanks to Al for his leadership at the Bank over the last year,” stated Mike Lynch. “I look forward to continuing to build relationships in the Gainesville community.”

The Board is currently negotiating the terms of an employment contract with Mr. Lynch, whose current annual base salary is $110,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NBOG BANCORPORATION, INC.

Dated: September 7, 2005
By: /s/ W. Bryan Hendrix_
Name: W. Bryan Hendrix
Title: Chief Financial Officer